FOR IMMEDIATE RELEASE                               Contact: Keith McCarthy
                                                    Office:  (908) 541-9500 x305



     SVB Financial Services, Inc. to merge with Fulton Financial Corporation

     (January 11) - Somerville,  NJ - SVB  Financial  Services,  Inc.,  (NASDAQ:
SVBF) has signed a definitive agreement to merge with Fulton Financial Corporation (NASDAQ: FULT), based in Lancaster, Pennsylvania, with assets of $11.1 billion. SVB Financial Services, Inc.'s, sole banking subsidiary is Somerset Valley Bank, also based in Somerville. Fulton Financial Corporation is the second largest commercial bank holding company based in the Third Federal Reserve District.

     John K. Kitchen, chairman of the board of SVB Financial Services, Robert P. Corcoran, SVB's president and CEO and vice chairman of the board, and Rufus A. Fulton, Jr., chairman and CEO of Fulton Financial Corporation, made the merger announcement jointly today.

     "We are pleased to become members of Fulton Financial's growing family of New Jersey banks," said Kitchen. "We feel certain that this move is the right one, and that it will benefit our shareholders, our customers, our employees and the communities we serve."

     "Once we made the decision to align with another bank, joining Fulton seemed the best choice for our shareholders, our customers and our employees," said Corcoran. "We were pleased that Fulton's management recognized the outstanding service that we provide, and that they want to preserve that high quality service for the future by retaining our bank name, our employees, and our ability to make decisions locally. Our customers and our communities can expect to







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Page 2 . . . FULTON FINANCIAL TO ACQUIRE SVB FINANCIAL SERVICES, INC.



see a continuation of the personal, professional relationship banking focus they have come to expect from Somerset Valley Bank."

     "Our union with Somerset Valley Bank is particularly exciting for us, " said Fulton. "This acquisition enables us to solidify our presence in New Jersey markets while enhancing banking convenience for our existing New Jersey customers, coming as it does on the heels of our recent acquisition of First Washington State Bank in neighboring Mercer County. With Somerset Valley Bank, First Washington State Bank and our other New Jersey affiliates, we will serve 14 of the 21 counties in New Jersey and offer 64 community banking locations in those markets."

     Fulton Financial will acquire all issued and outstanding shares of common stock of SVB Financial Services, Inc. According to the merger agreement, each share of SVB Financial Services' common stock outstanding at the time of the merger will be exchanged for a combination of Fulton Financial Common stock and cash based on a "cash election merger" structure.

     Each SVB shareholder will have the ability to elect to receive 100% of the merger consideration in FFC stock, 100% in cash, or a combination of FFC stock and cash. Their elections will be subject to prorating to achieve a result where, at a minimum, 20% and, at a maximum, 40% of SVB's outstanding shares will receive cash consideration. Those shares of SVB stock that will be converted into FFC stock would be exchanged based on a fixed exchange ratio of .9519 shares of FFC stock for each share of SVB stock. Those shares of SVB stock that will be converted into cash will be converted into a per share amount of cash based on a fixed price of $21.00 per share of SVB stock.

     Based on the $22.18 per share closing price of Fulton Financial stock on January 11, 2005 and the minimum cash consideration, the transaction is valued at approximately $89.0 million. As of December 31, SVB Financial Services had approximately 4.1 million shares of common stock outstanding.

     The price represents a multiple of 3.12 times SVB Financial Services' common shareholders' equity as of September 30, 2004. The price equates to 25.7 times trailing 12-month earnings per share as of September 30, 2004.

     The acquisition is subject to approval by the Federal Reserve, the State of New




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Page 3 . . . FULTON FINANCIAL TO ACQUIRE SVB FINANCIAL SERVICES, INC.


Jersey's Department of Banking and Insurance, and by SVB Financial Services' shareholders. It is expected to close in the third quarter of 2005.

     Upon completion of its acquisition of SVB Financial Services, Inc., Fulton Financial Corporation intends to retain Somerset Valley Bank as a separate subsidiary. Mr. Kitchen will remain chairman and Mr. Corcoran will remain president and CEO of Somerset Valley Bank and also vice chairman of the board after the completion of the transaction. A director of SVB will also join the Board of Directors of Fulton Financial Corporation.

     SVB Financial Services, Inc., with approximately $475 million in assets, currently operates eleven community banking offices in Somerset, Hunterdon and Middlesex Counties in New Jersey.

     Fulton Financial Corporation operates 224 banking offices in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through the following affiliates:
Fulton Bank, Lancaster, PA; Lebanon Valley Farmers Bank, Lebanon, PA; Swineford National Bank, Middleburg, PA; Lafayette Ambassador Bank, Easton, PA; FNB Bank, N.A., Danville, PA; Hagerstown Trust, Hagerstown, MD; Delaware National Bank, Georgetown, DE; The Bank, Woodbury, NJ; The Peoples Bank of Elkton, Elkton, MD; Skylands Community Bank, Hackettstown, NJ; Premier Bank, Doylestown, PA; Resource Bank, Virginia Beach, VA and First Washington State Bank, Windsor, NJ.

     The Corporation's financial services affiliates include Fulton Financial Advisors, N.A., Lancaster, PA; Fulton Insurance Services Group, Inc., Lancaster, PA; and Dearden, Maguire, Weaver and Barrett, LLC, West Conshohocken, PA. Residential mortgage lending is offered through Fulton Mortgage Company and Resource Mortgage. Additional information on Fulton Financial Corporation is available on the Internet at www.fult.com.

     Additional information on SVB Financial Services, Inc. can be found at www.somersetvalleybank.com.

SVB Financial Services, Inc. and its officers and directors may be deemed to be participants in the solicitation of proxies from SVB Financial shareholders with respect to the transactions contemplated by the merger agreement. Information regarding SVB Financial Services, Inc.'s officers and directors is included in SVB Financial's Proxy Statement for its 2004 Annual Meeting, filed with the SEC on March 29, 2004. SVB Financial's 2004 Proxy Statement also discloses the interests of such officers and directors in the event of an acquisition of SVB Financial




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Page 4 . . . FULTON FINANCIAL TO ACQUIRE SVB FINANCIAL SERVICES, INC.



(including, among other things, the acceleration of certain benefits or rights upon a "change-in-control"). SVB Financial's Quarterly Reports on Form 10-Q, filed with the SEC on March 12, 2004 and August 17, 2004, and November 15, 2004, contain additional disclosures concerning agreements with SVB Financial Services, Inc.'s officers. SVB Financial's 2004 Proxy Statement and Quarterly Reports on Form 10-Q are each available free-of-charge at the SEC's web site at www.sec.gov and from SVB Financial upon request.

In addition to the interests disclosed in SVB Financial Services, Inc.'s 2004 Proxy Statement and Quarterly Reports on Form 10-Q, upon completion of the merger, Robert P. Corcoran, President and CEO of SVB Financial Services, Inc., and Arthur E. Brattlof, Executive Vice President and Chief Lending Officer, will enter into a two-year employment agreement with Somerset Valley Bank and Fulton Financial Corporation. As of the date of this news release, SVB Financial is not aware of any director or officer who beneficially owns in excess of 5% of SVB Financial common stock, except as disclosed in its 2004 Proxy Statement.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability to achieve anticipated merger related operational efficiencies, the ability to enhance revenues through increased market penetration, expanded lending capacity and product offerings and other risks detailed from time to time in Fulton's and SVB Financial's SEC filings, including forms 10-Q and 10-K (copies of which are available from Fulton without charge in hard copy or online at www.sec.gov). Fulton and SVB Financial disclaim any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It: It is expected that Fulton will file a Registration Statement on SEC Form S-4, that Fulton and SVB Financial will file a Proxy Statement/Prospectus with the SEC in connection with the transaction discussed herein, and that SVB Financial will mail a Proxy Statement/Prospectus to shareholders of SVB Financial containing information about the Acquisition. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Fulton, SVB Financial, the acquisition of SVB Financial by Fulton, the persons soliciting proxies relating to the acquisition, their interests in the acquisition and related matters. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of the Proxy Statement/Prospectus and these other documents may also be obtained from Fulton by directing a request to George R. Barr, Secretary, at (717) 291-2411 or from SVB Financial by directing a request to Keith McCarthy, Treasurer and Chief Operating Officer, at (908) 541-9500 x305.

In addition to the Registration Statement and the Proxy Statement/Prospectus, Fulton and SVB Financial file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Fulton's and SVB Financial 's filings with the SEC are also available to the public from commercial document-retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

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